EXHIBIT 10.28

CHANGE ORDER	OWNER	☒
CONSTRUCTION MANAGER - ADVISER EDITION	CONSTRUCTION MANAGER	☒
AIA Document G701/CMa - Electronic Format	ARCHITECT	☒
	CONTRACTOR	☒
	FIELD	☐
	OTHER	☐

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

PROJECT:	CHANGE ORDER NO: 2
(Name and address)
Advanced Neuromodulation Systems, Inc. at Legacy	INITIATION DATE: December 15, 2003
Business Park
6901 Preston Rd.	PROJECT NOS.: General Construction
Plano, TX 75024
CONTRACT FOR:

CONTRACT DATE: 30 April, 2003

TO CONTRACTOR:
(Name and address)
Rogers O’Brien Construction Co., Inc.
1901 Regal Row
Dallas, TX 75235

The Contract is changed as follows:

Add for interior construction at high bay building and office building (reference attached Exhibit “A” for complete list of plans & specifications. In accordance with accepted alternates & contractor’s clarifications (ref. Exhibit “B”).

Add for interior construction at 2 story office building = $3,095,733

Add for interior construction at High Bay Building = $491,657

Net Add for all revisions: Three million five hundred eighty seven thousand three hundred ninety dollars $3,587,390

Not valid until signed by the Owner, Construction Manager, Architect and Contractor.

The original (Guaranteed Maximum Price) was	$7,811,128

Net change by previously authorized Change Orders	$153,376

The (Guaranteed Maximum Price) prior to this Change Order was	$7,964,504

The (Guaranteed Maximum Price) will be (increased) by this Change Order	$3,587,390

The new (Guaranteed Maximum Price) including this Change Order will be	$11,551,894

The Contract Time will be (increased) by ( as noted below ) days.

The date of Substantial Completion as of the date of this Change Order therefore is High Bay = March 5, 2004

Office Building = May 1, 2004

© 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT G701/CMa - CHANGE ORDER - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA® - WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below. User Document: co 2 ans.aia – 3/12/2004. AIA License Number 1005237, which expires on 10/7/2004.

Electronic Format G701/CMa-1992

NOTE: This summary does not reflect changes in the Contract Sum, Contract Time or Guaranteed Maximum Price which have been authorized by Construction Change Directive.

CONSTRUCTION MANAGER	ARCHITECT

KDC-Legacy, L.P.	Good Fulton & Farrell

ADDRESS	ADDRESS

8411 Preston Rd. Suite 700	2808 Fairmount, Suite #300

Dallas, TX 75225	Dallas, TX 75201

BY DATE	BY DATE

/s/ M. ROSAMUND 12/15/03	/s/ JOSEPH PATTI 12/15/03

CONTRACTOR	OWNER

Rogers O’Brien Construction Co., Inc.	Advanced Neuromodulation Systems

ADDRESS	ADDRESS

1901 Regal Row	6501 Windcrest, Suite #100

Dallas, TX 75235	Plano, TX 75024

BY DATE	BY DATE

/s/ PRESTON MCAFEE 12/15/03	/s/ KENNETH HAWARI 12/15/03

© 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT G701/CMa - CHANGE ORDER - CONSTRUCTION MANAGER-ADVISER EDITION - 1992 EDITION - AIA® - WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced, in accordance with your license without violation until the date of expiration as noted below, expiration as noted below. User Document: co 2 ans.aia – 3/12/2004. AIA License Number 1005237, which expires on 10/7/2004.

Electronic Format G701/CMa-1992

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